UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

February 14, 2012

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 80-0640649
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2980 Fairview Park Drive, Falls Church, Virginia 22042

www.northropgrumman.com

(Address of principal executive offices and internet site)

(703) 280-2900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

Item 9.01 Financial Statements and Exhibits	3
SIGNATURE	4
INDEX TO EXHIBITS	5

EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Election of New Director

On February 14, 2012, the Board of Directors of Northrop Grumman Corporation (the “Company”) elected Admiral Gary Roughead to the Board of Directors effective February 16, 2012. Admiral Roughead most recently served as the 29th Chief of Naval Operations from September 2007 until his retirement from active duty in September 2011. He served on active duty in the U.S. Navy for 38 years in various positions.

The Board of Directors appointed Admiral Roughead to the Audit Committee and the Policy Committee.

Admiral Roughead is entitled to receive an annual cash retainer of $115,000 per year as well as an additional $10,000 retainer for serving on the Audit Committee. In addition, Admiral Roughead will receive an annual equity grant of $130,000 in deferred stock units to be paid out at the conclusion of his board service, or earlier, as specified by Admiral Roughead, if he has five or more years of service. Admiral Roughead’s retainer fees and equity grant will be prorated for 2012, and all or a portion of his retainer fees may be deferred, at his election, into his deferred stock unit account.

On February 14, 2012, the Board of Directors also approved an increase in the size of the Board from 12 members to 13 members.

A copy of the Company’s press release announcing the election of Admiral Roughead is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release (“Northrop Grumman Elects Admiral Gary Roughead to Its Board of Directors”), dated February 16, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION (Registrant)

By:	/s/ Jennifer C. McGarey
Jennifer C. McGarey
Corporate Vice President and Secretary

Date: February 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release (“Northrop Grumman Elects Admiral Gary Roughead to Its Board of Directors”), dated February 16, 2012

5